UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 12, 2018

Date of Report (Date of earliest event reported)

The Greater Cannabis Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	333-218854	30-0842570
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Walker Ave, Suite 101
Baltimore, MD 21208

(Address of Principal Executive Offices)

(443) 738-4051

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Eagle Note

On February 12, 2019 (the “Issue Date”), the Company issued a 6% Convertible Redeemable Note to Eagle Equities, LLC (“Eagle”), having a principal amount of $1,200,000 of which $96,000 constituted an original issue discount (the “Eagle Note”). In connection with the Eagle Note, the Company and Eagle entered into a Securities Purchase Agreement. The Eagle Note will mature on the earlier of twelve (12) months from the Issue Date.

The Eagle Note may be pre-paid in whole or in part by paying Eagle the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

Any amount of principal or interest on the Eagle Note, which is not paid when due shall bear interest at the rate of twenty four (24%) per annum from the due date thereof until the same is paid (“Default Interest”).

Eagle has the right beginning on the date which is one hundred eighty (180) days following the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the Eagle Note into fully paid and non-assessable shares of common stock of the Company at the conversion price (the “Conversion Price”). The Conversion Price shall be, equal to 65% of the lowest closing price of the Company’s common stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company. The Eagle Note contains other customary terms found in like instruments for conversion price adjustments.

In the case of an Event of Default (as defined in the Eagle Note), the Eagle Note shall become immediately due and payable and interest shall accrue at the rate of Default Interest. Certain events of default will result in further penalties.

Emet Warrant Restructuring

On February 14, 2019, the Company entered into an exchange agreement with Emet Capital Partners, LLC (“Emet”) pursuant to which the Company will issue Emet 9,000,000 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Shares”) in exchange for the surrender of all outstanding warrants held by Emet. Each Series B Preferred Share is convertible into one share of the Company’s common stock subject to adjustment in case, at the time of conversion, the market price per share of the Company’s common stock is less than $0.075. In such case, Emet will receive an additional number of shares of common stock equal to the number of shares being converted divided by the applicable market price.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Eagle Note” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1	Eagle 6% Convertible Redeemable Note dated February 12, 2019
10.2	Eagle Securities Purchase Agreement dated February 12, 2019
10.3	Emet Exchange Agreement dated February 14, 2019
10.4	Certificate of Designation of Series B Convertible Preferred Shares dated February 14, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The greater cannabis company, inc.
a Florida corporation

Dated: February 15, 2019	By:	/s/ Aitan Zacharin
Chief Executive Officer

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